Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL AND CONSENT

INLAND REAL ESTATE CORPORATION

Offer to Exchange and Offer to Purchase for Cash

Relating to Any and All of the

Outstanding 4.625% Senior Convertible Notes due 2026

(CUSIP Nos. 457461AA9 and 457461AB7)

and Solicitation of Consent for Proposed Amendment to the Related Indenture

Pursuant to the Prospectus and Consent Solicitation Statement, dated June 29, 2010

(as it may be supplemented from time to time, the “Prospectus”)

THIS TENDER/EXCHANGE OFFER AND CONSENT SOLICITATION (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 28, 2010, WHICH IS REFERRED TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY INLAND REAL ESTATE CORPORATION. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE. OLD NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE EXPIRATION DATE WILL REMAIN OUTSTANDING.

The Exchange Agent and Information Agent for the

Tender/Exchange Offer is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway — Suite 404	65 Broadway — Suite 404	65 Broadway — Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned acknowledges that it has received and reviewed the Prospectus and this accompanying Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the “Letter of Transmittal and Consent”), of Inland Real Estate Corporation, a Maryland corporation (the “Company”), which together, upon the terms and subject to the conditions described therein, constitute the Company’s: (1) offer to exchange or purchase, at the election of each eligible holder and subject to the Cash Payment Limit described below, any and all of the Company’s outstanding 4.625% Senior Convertible Notes due 2026 (the “Old Notes”) held by eligible holders for: (a) a new series of the Company’s 5.0% Senior Convertible Notes due 2029 (the “New Notes”), in an amount equal to $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes exchanged (the “Exchange Option”); (b) cash, in an amount equal to $1,000 for each $1,000 principal amount of Old Notes tendered (the “Tender Option”). If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $15 million (the “Cash Payment Limit”), the Company will accept the Old Notes tendered for purchase on a pro rata basis, and unless withdrawn as described herein, the balance of any Old Notes tendered under the Tender Option but not accepted for purchase for cash will be treated as if they had been tendered for exchange under the Exchange Option and will be exchanged for New Notes; or (c) a combination of the Exchange Option and the Tender Option, subject to the Cash Payment Limit (collectively, the “tender/exchange offer”); and (2) solicitation of consents from the holders of the Old Notes to a proposed amendment to the indenture governing the Old Notes (the “consent solicitation”), to amend the default provisions contained therein to increase the threshold for accelerating indebtedness under the indenture upon default on any other indebtedness from $20 million to $100 million (the “Indenture Amendment”). The Indenture Amendment will become effective only if the Company receives valid consents from holders of a majority in aggregate principal amount of the Old Notes.

HOLDERS OF OLD NOTES, BY CAUSING THEIR OLD NOTES TO BE TENDERED, AND THEIR CONSENTS DELIVERED, ON THEIR BEHALF THROUGH THE DEPOSITORY TRUST COMPANY’S (“DTC”) AUTOMATED TENDER OFFER PROGRAM (“ATOP”), THEREBY AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE TENDER/EXCHANGE OFFER AND CONSENT SOLICITATION AS DESCRIBED IN THE PROSPECTUS AND AS SET FORTH IN THIS LETTER OF TRANSMITTAL AND CONSENT.

Only owners of Old Notes validly tendered for exchange or purchase at or prior to the Expiration Date and not validly withdrawn will be eligible to receive the applicable consideration. See “The Tender/Exchange Offer and Consent Solicitation — Procedures for Tender” in the Prospectus. The tender/exchange offer and consent solicitation may be extended, amended or terminated as described in the Prospectus under “The Tender/Exchange Offer and Consent Solicitation — Expiration Date; Extensions; Amendments.”

No alternative, conditional or contingent tender of Old Notes will be accepted. The undersigned waives all rights to receive notice of acceptance of a holder’s Old Notes and consent.

Holders tendering their Old Notes, and delivering a consent to the Indenture Amendment, by book-entry transfer to the Exchange Agent’s account at DTC can execute a tender and deliver a consent through ATOP by electronically transmitting their acceptance to DTC through ATOP, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent. Delivery of the agent’s message by DTC will satisfy the terms of the tender/exchange offer and consent solicitation as to execution and delivery of this Letter of Transmittal and Consent by the participant identified in the agent’s message. Accordingly, this Letter of Transmittal and Consent need not be completed by a holder of Old Notes tendering and consenting through ATOP. The agent’s message must be received by the Exchange Agent at or prior to the Expiration Date for the tendering holders of Old Notes to be eligible to receive the applicable consideration for their Old Notes. An “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent, and forming a part of the book-entry confirmation, that states that DTC has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and conditions described in the Prospectus and set forth in this Letter of Transmittal and Consent, and that the Company may enforce this Letter of Transmittal and Consent against the tendering holder.

Alternatively, this Letter of Transmittal and Consent may be completed, executed and delivered by a holder of the Old Notes if: (i) a tender of Old Notes and consent to the Indenture Amendment are to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the Prospectus under “The Tender/Exchange Offer and Consent Solicitation — Procedures for Tender;” and (ii) an agent’s message is not delivered through ATOP.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND CONSENT CAREFULLY BEFORE CHECKING ANY BOX BELOW. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL AND CONSENT MAY BE DIRECTED TO THE INFORMATION AGENT.

Holders who choose not to execute a tender through ATOP should complete, execute and deliver this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the tender/exchange offer and consent solicitation:

TENDER OF OLD NOTES AND DELIVERY OF CONSENT

☐    CHECK HERE IF OLD NOTES AND CONSENTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER OLD NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering DTC Participant

DTC Participant’s Account Number in Which Old Notes are Held

Date Tendered

Transaction Code Number

The undersigned authorizes the Exchange Agent to deliver this Letter of Transmittal and Consent to the Company as evidence of the undersigned’s tender of Old Notes and consent to the Indenture Amendment.

DESCRIPTION OF OLD NOTES TENDERED AND IN RESPECT OF WHICH A CONSENT IS DELIVERED

The undersigned must complete the appropriate box(es) below with respect to the Old Notes that are to be tendered pursuant to this Letter of Transmittal and Consent.  Indicate in the appropriate column(s) the principal amount(s) tendered pursuant to the Exchange Option, the Tender Option or a combination of the Exchange Option and the Tender Option.

DESCRIPTION OF OLD NOTES TENDERED

4.625% Senior Convertible Notes due 2026

(CUSIP Nos. 457461AA9 and 457461AB7)

Name of DTC Participant and Participant’s DTC Account Number in which Old Notes Are Held	Principal Amount Tendered pursuant to the Exchange Option (a)	Principal Amount Tendered pursuant to the Tender Option (b)

Total Principal Amount Tendered:

(a)  If the holder tenders Old Notes in a principal amount that is not an integral multiple of $1,000, the Company will round downward the principal amount of New Notes that the holder is entitled to receive in exchange for its Old Notes to the nearest integral multiple of $1,000.  This rounded amount will be the principal amount of New Notes the holder will receive, and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

(b)  If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $15 million, the Company will accept the Old Notes tendered for purchase on a pro rata basis.  Unless withdrawn as described herein, the balance of the Old Notes tendered under the Tender Option but not accepted for purchase for cash will be treated as if they had been tendered for exchange under the Exchange Option and will be exchanged for New Notes.

If the space provided in the above form is inadequate, list the information requested above on a separate signed schedule and attach that schedule to this Letter of Transmittal and Consent.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions described in the Prospectus and set forth in this Letter of Transmittal and Consent, the undersigned hereby tenders to the Company the Old Notes indicated above. Subject to, and effective upon, the Company’s acceptance of the Old Notes tendered herewith, the undersigned hereby assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all such Old Notes tendered hereby.

Additionally, the undersigned understands that by tendering Old Notes in the tender/exchange offer, the undersigned will be deemed to have consented to the Indenture Amendment as described in the Prospectus under the heading “The Tender/Exchange Offer and Consent Solicitation — The Indenture Amendment.” The undersigned understands that it may not tender its Old Notes pursuant to the tender/exchange offer without delivering a consent to the Indenture Amendment, and may not deliver a consent to the Indenture Amendment without tendering its Old Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as an agent of the Company) with respect to the Old Notes, with full power of substitution and resubstitution (this power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of the Old Notes on the account books maintained by DTC, together, in each case, with all accompanying evidences of transfer and authenticity to or upon the order of the Company, (b) present the Old Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and to deliver its consent to the Indenture Amendment, and that, when the Old Notes are accepted for exchange or purchase by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and not be subject to any adverse claim or proxy. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment, transfer and purchase of the Old Notes tendered hereby. The undersigned has read and agrees to all of the terms and conditions described in the Prospectus. Book-entry delivery of the Old Notes shall be effected, and risk of loss and title to such Old Notes shall pass, only upon proper delivery thereof to the Exchange Agent’s account at DTC.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Old Notes properly tendered may be withdrawn (1) at any time before the Expiration Date of the tender/exchange offer and (2) after the expiration of 40 business days from the commencement of the tender/exchange offer if the Company has not completed the tender/exchange offer as of that date.  Consents may be revoked at any time prior to the applicable withdrawal deadline and only by withdrawing the tendered Old Notes to which the consent relates.

The tender/exchange offer and consent solicitation is subject to a number of conditions, each of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in “The Tender/Exchange Offer and Consent Solicitation — Conditions to the Tender/Exchange Offer and Consent Solicitation” in the Prospectus. The undersigned recognizes that as a result of the failure of any these conditions to be satisfied or waived, the Company may not be required to accept the Old Notes properly tendered hereby. In such event, the tendered Old Notes not accepted for purchase and payment will be promptly credited to an account maintained with DTC.

The New Notes issued pursuant to the Exchange Option will be issued only in fully registered book-entry form except under the limited circumstances described in the Prospectus under “Description of the New Notes — Book-Entry System.”  Unless otherwise indicated under “Special Issuance or Payment Instructions,” in the case of a book-entry delivery of the Old Notes, the account of the undersigned maintained at DTC will be credited with any Old Notes not tendered or not accepted for purchase. The undersigned recognizes that the Company does not have any obligation pursuant to the “Special Issuance or Payment Instructions” to transfer any Old Notes from the name of the holder thereof if the Company does not accept for purchase any of the Old Notes so tendered.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED “DESCRIPTION OF OLD NOTES TENDERED AND IN RESPECT OF WHICH A CONSENT IS DELIVERED” AND SIGNING AND DELIVERING THIS LETTER, WILL HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOXES AND SHALL CONSENT TO THE INDENTURE AMENDMENT.

REGISTERED HOLDERS OF OLD NOTES SIGN HERE

(In addition, complete the enclosed IRS Form W-9)

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing as the owner of the Old Notes. See Instruction 4. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:

Title:	Title:

Address:	Address:

Telephone Number:	Telephone Number:

Date:	Date:

Taxpayer Identification or Social Security Number:	Taxpayer Identification or Social Security Number:

SIGNATURE GUARANTEE

(If required, see Instruction 4)

Signature(s) Guaranteed by an
Eligible Institution:

Date:
Authorized Signature

Name of Eligible Institution	Address:
Guaranteeing Signature:

Capacity (full title):

Telephone Number:

SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if the cash consideration payable pursuant to the Tender Option or any accrued interest is to be made payable, or any Old Notes that are not tendered or are not accepted are to be issued, to the DTC account of someone other than the undersigned.

☐	Credit the cash consideration payable pursuant to the Tender Option to:
Account Number:
Name of Account Party:
Taxpayer Identification or Social Security Number:

☐	Credit any accrued interest to:
Account Number:
Name of Account Party:
Taxpayer Identification or Social Security Number:

☐	Issue any Old Notes that are not tendered or are not accepted to:
Account Number:
Name of Account Party:
Taxpayer Identification or Social Security Number:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender/Exchange Offer and Consent Solicitation

1. Holders Eligible to Tender.  Only registered holders, whose name appears on a security position listing them as the record owner of the Old Notes, are entitled to tender their Old Notes in the tender/exchange offer and consent solicitation. Since the Old Notes are outstanding in the form of a global note registered in the name of DTC, any beneficial holder who wishes to tender their Old Notes should promptly instruct the DTC participant that is the registered holder to tender on such beneficial holder’s behalf.

2.              Delivery of this Letter of Transmittal and Consent for Book-Entry Confirmations Not Made Through ATOP.  All confirmations of any book-entry transfers delivered to the Exchange Agent’s account at DTC, as well as a properly completed and duly executed copy of this Letter of Transmittal and Consent (or facsimile thereof) and an appropriate agent’s message, must be received by the Exchange Agent at its address or facsimile number set forth herein on or prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

The method of delivery of this Letter of Transmittal and Consent is at the election and risk of the holder. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date. Except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Delivery of the documents to the Company, DTC, the Trustee, the Information Agent or the Dealer Manager does not constitute delivery to the Exchange Agent.

The Company also reserves the right, in its sole discretion and subject to applicable law, to: (1) extend the tender/exchange offer and consent solicitation; (2) terminate the tender/exchange offer and consent solicitation upon failure to satisfy any of the conditions described in the Prospectus; or (3) amend the tender/exchange offer and consent solicitation, in each case by giving oral (promptly confirmed in writing) or written notice of the extension, termination or amendment to the Exchange Agent. Any extension, termination or amendment will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date

There are no guaranteed delivery procedures provided for by the Company in conjunction with the tender/exchange offer and consent solicitation under the terms of the Prospectus or any other related materials.

3.              Certificated Old Notes. The Company believes that all of the Old Notes are currently held in book-entry form only at DTC. Old Notes cannot be physically tendered. Holders that hold Old Notes in physical, certificated form, who desire to tender their Old Notes, must first deposit those Old Notes into DTC in order to participate in the tender/exchange offer and consent solicitation. Holders that require assistance in doing so should contact the Information Agent, whose address and telephone numbers are located on the back page of this Letter of Transmittal and Consent.

4.              Signatures on this Letter of Transmittal and Consent; Guarantee of Signatures.  If this Letter of Transmittal and Consent is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Company of that authority so to act must be submitted, unless waived by the Company.

Signatures on this Letter of Transmittal and Consent need not be guaranteed if the Old Notes tendered hereby and consents to the Indenture Amendment delivered hereby are tendered or delivered, respectively: (a) by any participant in DTC’s system whose name appears on a security position listing as the record owner of the Old Notes thereof, unless the holder has completed the box entitled “Special Issuance or Payment Instructions” above; or (b) for the account of a firm that is participant in DTC’s system and a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trading company having an office or correspondent in the United States or certain other eligible guarantors (each, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution.

5.              Special Issuance or Payment Instructions. Tendering holders should indicate, in the applicable box, the account at DTC in which the cash consideration payable pursuant to the Tender Option, accrued interest and Old Notes for principal amounts not tendered or not accepted for exchange or payment are to be issued and deposited, if different from the account of the person signing this Letter of Transmittal and Consent.

In the case of issuance or payment in a different name, the taxpayer identification number or social security number of the person named must also be indicated and the tendering holder should complete the applicable box.

If no instructions are given, the consideration (and any Old Notes not tendered or not accepted) will be issued in the name of the acting holder of the Old Notes and deposited at the holder’s account at DTC, as applicable.

6.                                      Withdrawal of Tenders.  Tendering holders may withdraw their tender of Old Notes or revoke their consent solicitations: (1) at any time before the Expiration Date of the tender/exchange offer and consent solicitation; and (2) after the expiration of 40 business days from the commencement of the tender/exchange offer and consent solicitation if the Company has not completed the tender/exchange offer and consent solicitation as of that date.  Consents may be revoked at any time prior to the applicable withdrawal deadline and only by withdrawing the tendered Old Notes to which the consent relates.

For a withdrawal or revocation to be effective, a written or facsimile transmission notice of withdrawal or a properly transmitted agent’s message must: (a) be received by the Exchange Agent at the address set forth on the front cover of this Letter of Transmittal and Consent prior to the applicable withdrawal deadline; (b) specify the name of the holder of the Old Notes to be withdrawn; (c) specify the number of the account at DTC from which the Old Notes were tendered and the aggregate principal amount represented by the Old Notes; and (d) be signed by the holder of the Old Notes in the same manner as the original signature on this Letter of Transmittal and Consent or be accompanied by documents of transfer sufficient to have the trustee for the Old Notes register the transfer of the Old Notes into the name of the person withdrawing the Old Notes or revoking a consent.  If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a request via DTC) even if physical release is not yet effected.  A withdrawal of Old Notes, and revocation of consent, can only be accomplished in accordance with the foregoing procedures.

The Company will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal or revocation in its sole discretion. The Company’s determination will be final and binding on all parties. Any Old Notes so withdrawn, and any consents revoked, will be deemed not to have been validly tendered or delivered, respectively, for purposes of the tender/exchange offer and consent solicitation. Any Old Notes withdrawn or revoked will be promptly credited to an account maintained with DTC for the Old Notes. Withdrawing holders may later tender any properly withdrawn Old Notes or deliver a new consent by following the procedures described in the Prospectus under “The Tender/Exchange Offer and Consent Solicitation — Procedures for Tender” at any time on or before the applicable withdrawal deadline.

7.              Transfer Taxes.  The Company will pay all transfer taxes, if any, applicable to the tender of the Old Notes in the tender/exchange offer and consent solicitation. If transfer taxes are imposed for any other reason, such as, for example, if the box entitled “Special Issuance or Payment Instructions” has been completed, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to the tendering holder.

8.              Irregularities.  All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Old Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of Old Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company’s interpretations of the terms and conditions of the Prospectus (including the instructions in this Letter of Transmittal and Consent) will be final and binding. Any defect or irregularity in connection with tenders of Old Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Old Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company, the Exchange Agent, the Information Agent, the Dealer Manager, DTC nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to holders for failure to give such notice.

9.              Waiver of Conditions.  To the extent permitted by applicable law, the Company reserves the right, where possible, to waive, in its sole discretion, any and all conditions to the tender/exchange offer and consent solicitation and accept for exchange or purchase any Old Notes tendered.

10.       Requests for Assistance or Additional Copies.  Questions and requests for assistance relating to the Prospectus and this Letter of Transmittal and Consent and other related documents and relating to the procedure for tendering and consenting, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover of this Letter of Transmittal and Consent.

11.       Important Tax Information.  NOTICE: TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF TAX MATTERS SET FORTH IN THIS LETTER OF TRANSMITTAL AND CONSENT IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Under current U.S. federal income tax law, a portion of any payments on the New Notes (or payments made pursuant to the Tender Option) made to certain holders (or other payees) may be subject to backup federal income tax withholding. To avoid such backup withholding, each tendering holder (or other payee) must provide the Exchange Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the enclosed Form W-9. In general, for an individual, the TIN is such individual’s social security number. If the Exchange Agent is not provided with the correct TIN, the holder (or other payee) may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”), and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if the Exchange Agent is provided with a TIN. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if Old Notes are held in more than one name), consult the enclosed Form W-9.

Certain persons (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and information reporting requirements. Exempt persons should indicate their exempt status on Form W-9. To satisfy the Exchange Agent that a foreign person qualifies as an exempt recipient, he or she must submit an IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to his or her exempt status.  These forms can be obtained from the Exchange Agent.

A person’s failure to complete the Form W-9 (or Form W-8BEN where applicable) will not, by itself, cause such person’s Old Notes to be deemed invalidly tendered, but may result in withholding of a portion of certain payments on the New Notes (or payments made pursuant to the Tender Option) made to such person. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS. NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 (OR FORM W-8BEN WHERE APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT: This Letter of Transmittal and Consent and an Agent’s Message, together with a confirmation of book-entry transfer of tendered Old Notes, with any required signature guarantees and all other required documents, must be received by the Exchange Agent on or prior to the Expiration Date.

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name, if different from above

Print or type
See Specific Instructions on page 2.

Check appropriate box:	☐ Individual/Sole proprietor	☐ Corporation	☐ Partnership	☐	Exempt payee
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership)
☐ Other (see instructions)

Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I                 Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.  The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3.  For other entities, it is your employer identification number (EIN).  If you do not have a number, see How to get a TIN on page 3.

Note.  If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or

Employer identification number

Part II             Certification

Under penalties of perjury, I certify that:

1.               The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.               I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.               I am a U.S. citizen or other U.S. person (defined below).

Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person	Date

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1.               Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.               Certify that you are not subject to backup withholding, or

3.               Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,  • An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.               The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.               The treaty article addressing the income.

3.               The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.             The type and amount of income that qualifies for the exemption from tax.

5.               Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.               You do not furnish your TIN to the requester,

2.               You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3.               The IRS tells the requester that you furnished an incorrect TIN,

4.               The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.               You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

2

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1.               An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.               The United States or any of its agencies or instrumentalities,

3.               A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.               A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.               An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.               A corporation,

7.               A foreign central bank of issue,

8.               A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.               A futures commission merchant registered with the Commodity Futures Trading Commission,

10.         A real estate investment trust,

11.         An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.         A common trust fund operated by a bank under section 584(a),

13.         A financial institution,

14.         A middleman known in the investment community as a nominee or custodian, or

15.         A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000(1)	Generally, exempt payees 1 through 7(2)

(1) See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person,  or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1) The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give name and EIN of:
6. Disregarded entity not owned by an individual	The owner
7. A valid trust, estate, or pension trust	Legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)          List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)          Circle the minor’s name and furnish the minor’s SSN.

(3)          You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4)          List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•                  Protect your SSN,

•                  Ensure your employer is protecting your SSN, and

•                  Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest,  dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

4

The Information Agent for the Tender/Exchange Offer and Consent Solicitation is:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (866) 807-2200

The Dealer Manager for the Tender/Exchange Offer and Consent Solicitation is:

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, NY 10019

Phone: (212) 231-6594